Unaudited pro forma condensed combined financial information
The following unaudited pro forma condensed combined financial data are based on the historical financial statements of Gibraltar Industries, Inc. (the Company) and the historical financial statements of Rough Brothers Manufacturing, Inc. and RBI Solar, Inc., and affiliates, collectively known as (RBI).
The information included in the “Gibraltar historical” column of the unaudited pro forma condensed combined financial data sets forth the Company’s historical balance sheet data as of March 31, 2015 and the Company’s historical statements of operations data for the year ended December 31, 2014 and the three months ended March 31, 2015, which data are derived from the Company’s audited and unaudited consolidated financial statements which have been previously filed in the Company’s Report on Form 10-K filed February 24, 2015 and its report on Form 10-Q filed May 8, 2015, respectively.
The information included in the “RBI historical” column of the unaudited pro forma condensed combined financial data sets forth RBI's historical balance sheet data as of March 31, 2015 and RBI's historical statement of operations data for the year ended December 31, 2014 and the three months ended March 31, 2015, which data are derived from RBI's audited and unaudited consolidated financial statements which have been included in Exhibits 99.2, 99.3 and 99.4.
The information contained in the “Pro forma” column of the unaudited pro forma condensed combined balance sheet as of March 31, 2015 gives effect to the acquisition of RBI (the “Acquisition”) as if it had occurred on March 31, 2015.
The information included in the “Pro forma” column of the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 and the three months ended March 31, 2015 gives effect to the Acquisition as if it had occurred on January 1, 2014.
The unaudited pro forma adjustments are based on available information and certain assumptions that we believe are reasonable. These unaudited pro forma adjustments include a preliminary allocation of the purchase price of RBI based on a preliminary estimate of fair market value. The final allocation of the purchase price to our acquired assets and liabilities will be completed as soon as the Company is able to complete a full valuation of the acquired assets and liabilities. Pro forma adjustments have been recorded:

•	to record inventory of RBI under the same accounting method as the Company (RBI historically reported its inventory on a LIFO basis, while the Company uses the FIFO method);

•	to record inventory of RBI at estimated fair market value;

•	to record the property, plant and equipment of RBI at estimated fair market value, and adjustments to the related depreciation thereon;

•	to record identifiable intangible assets of RBI at estimated fair market value and adjustments to the related amortization thereon;

•	to exclude the assets and liabilities not acquired as part of the Acquisition from the unaudited pro forma financial data; and

•	to record deferred income taxes related to the above pro forma adjustments.
Our unaudited pro forma financial data do not purport to present what our actual financial position or results would have been if the events described above had occurred as of the dates indicated and are not necessarily indicative of our future financial position or results. For example, we expect our future results to be affected by the following factors, among others:

•
In connection with our acquisition of RBI in June 2015, at the date of acquisition we must record RBI's inventory on our consolidated balance sheet at fair market value. Our margins from the RBI business will be depressed in the third quarter of 2015 as we sell the inventory acquired. Additionally, the recording of RBI's acquired inventory at fair market value will result in additional deferred tax assets or liabilities.

•
We will be required to record identifiable intangible assets and property, plant and equipment acquired in the Acquisition on our consolidated balance sheet at fair market value at the date of acquisition. Any resulting write-up of assets will increase our depreciation and amortization expense when we depreciate or amortize the acquired assets and will reduce gross profit, operating income, income from continuing operations and net income, and such reductions may be significant. Based upon our past acquisitions and the nature of the assets acquired in the Acquisition, we expect to recognize, when we complete our fair market value calculations, identifiable intangible assets such as trademarks/patents, unpatented technology, customer relationships, non-compete agreements and backlog. We will not complete our fair market value calculations of these assets until late 2015, therefore the amounts included herein are based on preliminary estimates. The actual values determined when the valuation is completed could vary materially from the amounts shown herein. Amortization periods to be used for these identifiable intangible assets and property, plant and equipment acquired will be based primarily upon the estimated useful lives of the assets, which at this point are based upon our preliminary estimates. The actual useful lives could vary materially from the lives shown herein. Additionally, the completion of the valuation of intangible assets and the recording of the acquired property, plant and equipment at fair market value will give rise to additional deferred tax assets and liabilities.

•	The Company will also incur acquisition related charges in the third quarter related to expenses arising out of the Acquisition.

The unaudited pro forma condensed combined financial data set forth below should be read in conjunction with the audited consolidated financial statements and the related notes of the Company and RBI, and the unaudited consolidated financial statements and the related notes of the Company and RBI.

Unaudited pro forma condensed combined balance sheet as of March 31, 2015

(Dollars in thousands)	Gibraltar historical	RBI historical	Pro forma adjustments		Pro forma

Assets
Current assets:
Cash and cash equivalents	$118,300	$2,883	$(95,809)	(1) (2)	$25,374
Accounts receivable, net	115,284	32,708	—		147,992
Accounts receivable - affiliates and others	—	1,296	(661)	(1)	635
Inventories	133,624	7,530	652	(3)	141,806
Note receivable, current - affiliate	—	1,440	(1,440)	(1)	—
Other current assets	22,116	3,024	(898)	(1)	24,242
Total current assets	389,324	48,881	(98,386)		340,049
Property, plant and equipment, net	113,769	8,757	2,056	(4)	124,582
Goodwill	235,523	—	74,168	(5)	309,691
Acquired intangibles	80,439	—	56,392	(6)	136,831
Other assets	4,702	15	—		4,717
	$823,757	$57,653	$34,460		$915,870

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$90,155	$11,718	$—		$101,873
Accrued expenses	48,419	23,252	8,372	(7)	80,043
Current maturities of long-term debt	400	360	(360)	(8)	400
Total current liabilities	138,974	35,330	8,012		182,316
Long-term debt	213,200	—	41,392	(8)	254,592
Deferred income taxes	49,652	—	6,258	(9)	55,910
Other non-current liabilities	32,572	1,121	—		33,693
Shareholders' equity	389,359	21,202	(21,202)	(10)	389,359
	$823,757	$57,653	$34,460		$915,870

Notes to the unaudited pro forma condensed combined balance sheet

(1)	Reflects the balance sheet adjustments for assets which were not acquired and liabilities which were not assumed in the Acquisition, as reflected in the following table:

(Dollars in thousands)
Assets:
Cash	$2,883
Accounts receivable - affiliates and others	661
Note receivable, current - affiliate	1,440
Captive insurance receivable	898
Net assets not acquired	$5,882

(2)	Cash paid for RBI at the time of acquisition (Dollars in thousands)	$92,926

(3)
Represents the adjustment to inventory as a result of the alignment of inventory accounting policies of RBI with those of our Company. At acquisition, RBI changed its inventory policy from LIFO to FIFO, which will result in taxable income relating to the reversal of the LIFO reserve that RBI will recognize for tax purposes on their final return under prior ownership. This also includes the adjustment to record the acquired inventory at its estimated fair value.

(4)
Represents the adjustment to reflect property, plant and equipment at the Company's preliminary estimate of fair market value. We have not yet completed the full valuation of property, plant and equipment, which may give rise to an increase or decrease in the amount shown.

(5)
Reflects estimated goodwill resulting from the Acquisition, as if the Acquisition had occurred on March 31, 2015. The determination of the final purchase price, following any post-closing working capital adjustments, for the Acquisition has not been made. For purposes of the unaudited pro forma condensed combined balance sheet, we have used the preliminary purchase price paid in connection with the Acquisition. We have not completed a final allocation of the purchase price to our assets and liabilities; such allocation will be completed within one year and, in addition to the completion of the identification of intangible assets, may give rise to additional deferred tax assets or liabilities. Therefore, the acquired assets and liabilities are reflected at their preliminarily estimated fair values with the excess consideration recorded as goodwill. The purchase price and goodwill have been calculated as follows:

(Dollars in thousands)
Purchase price (a)	$142,690
Less: net value of assets acquired (b)	(68,522)
Goodwill balance	$74,168

(a) Includes the impact of any post-closing working capital adjustments, which are preliminary calculations
(b) The net book value of assets acquired has been calculated as follows:
Assets acquired	$110,871
Liabilities assumed	(42,349)
Net book value of assets acquired	$68,522

(6)	Reflects the preliminarily estimated fair value of the identifiable intangible assets acquired:

(Dollars in thousands)	Fair value	Useful life (in years)
Trademarks	$13,550	Indefinite
Technology	3,550	7 - 15 years
Customer relationships	32,892	11 - 17 years
Non-compete agreements	1,300	5 years
Backlog	5,100	0.5 years
	$56,392

(7)	Represents accrued expenses for preliminary working capital adjustment and certain other adjustments included in the stock purchase agreement.

(8)	Reflects adjustments for the following changes in borrowings:

(Dollars in thousands)	Actual balance March 31, 2015	Net borrowings	Pro forma balance March 31, 2015
Senior Subordinated 6.25% Notes	$210,000	$—	$210,000
Revolving credit facility	—	41,392	41,392
Other debt	3,600	—	3,600
Less: current maturities	400	—	400
Total long-term debt	$213,200	$41,392	$254,592

We are repaying borrowings under our revolving credit facility under which interest accrues at the London Interbank Offering Rate (LIBOR) plus an additional margin ranging from 2.0% to 2.5%. In addition, the revolving credit facility is subject to an annual commitment fee calculated as 0.375% of the daily average undrawn balance. The borrowings under the revolving credit facility were used to assist in funding the purchase consideration for the Acquisition.

(9)	Represents deferred income taxes on RBI intangibles acquired, as well as deferred tax liabilities for adjustments to property plant and equipment and inventory.

(10)	Reflects the elimination of the historical RBI shareholders' equity (Dollars in thousands)	$21,202

Unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014

(Dollars in thousands, except per share data)	Gibraltar historical	RBI historical	Pro forma adjustments	(1)	Pro forma
Net sales	$862,087	$163,927	$—		$ 1,026,014
Cost of sales	722,042	122,699	294	(2)	845,035
Gross profit	140,045	41,228	(294)		180,979
Selling, general, and administrative expense	102,492	25,366	3,174	(3)(4)	131,032
Intangible asset impairment	107,970	—	—		107,970
(Loss) income from operations	(70,417)	15,862	(3,468)		(58,023)
Interest expense	14,421	78	853	(5)	15,352
Other income	(88)	(895)	—		(983)
(Loss) income before taxes	(84,750)	16,679	(4,321)		(72,392)
(Benefit of) provision for income taxes	(2,958)	677	3,621	(6)	1,340
(Loss) income from continuing operations	$(81,792)	$ 16,002	$(7,942)		$(73,732)

(Loss) Income per share from continuing operations - Basic	$(2.63)	$ 0.52	$(0.26)		$(2.37)
Weighted average shares outstanding - Basic	31,066	31,066	31,066		31,066
(Loss) Income per share from continuing operations - Diluted	$(2.63)	$ 0.52	$(0.26)		$(2.37)
Weighted average shares outstanding - Diluted	31,066	31,066	31,066		31,066

Unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2015

(Dollars in thousands, except per share data)	Gibraltar historical	RBI historical	Pro forma adjustments	(1)	Pro forma
Net sales	$200,615	$ 39,923	$—		$240,538
Cost of sales	170,700	28,255	73	(2)	199,028
Gross profit	29,915	11,668	(73)		41,510
Selling, general, and administrative expense	20,945	7,379	800	(3)(4)	29,124
Income from operations	8,970	4,289	(873)		12,386
Interest expense	3,700	15	218	(5)	3,933
Other income	(3,559)	(11)	—		(3,570)
Income before taxes	8,829	4,285	(1,091)		12,023
Provision for income taxes	3,292	224	889	(6)	4,405
Income from continuing operations	$5,537	$ 4,061	$(1,980)		$7,618

Income per share from continuing operations - Basic	$0.18	$ 0.13	$(0.06)		$0.24
Weighted average shares outstanding - Basic	31,191	31,191	31,191		31,191
Income per share from continuing operations - Diluted	$0.18	$ 0.13	$(0.06)		$0.24
Weighted average shares outstanding - Diluted	31,386	31,386	31,386		31,386

Notes to the unaudited pro forma condensed
combined statements of operations

(1) For purposes of the unaudited pro forma condensed combined statements of operations, we have used the preliminary purchase price paid in connection with the Acquisition (see footnote 4 of the Notes to the unaudited pro forma condensed combined balance sheet). We have not completed the final allocation of the purchase price to our assets and liabilities; such final allocation will be completed within one year. Therefore, the acquired assets and liabilities are reflected at their preliminarily estimated fair values with the excess consideration recorded as goodwill. We have preliminarily estimated the fair value of identifiable intangible assets and property, plant and equipment acquired in the Acquisition. The final valuation could result in a material difference from the amounts shown. Any change to the preliminarily estimated fair values will result in an increase or reduction of the depreciation and amortization expenses when we depreciate or amortize the acquired assets, which could impact gross profit, operating income, income from continuing operations and net income, and such impacts may be significant.

(2) Represents the adjustment to reflect the depreciation resulting from fair value adjustments to the property, plant and equipment that was acquired. The following table presents an analysis of this adjustment:

	Increase /(Decrease)
(Dollars in thousands)	Year ended December 31,	Three months ended March 31,
	2014	2015
Historical depreciation of property, plant and equipment	$(1,615)	$(486)
Depreciation of acquired property, plant and equipment	1,909	559
Net adjustment to depreciation	294	73

(3) Represents the SG&A impact of the alignment of inventory accounting policies. RBI changed its inventory policy to FIFO from LIFO in order to align its accounting policies with those of the Company. Assuming consistent inventory levels, in a period of rising raw material prices the FIFO method results in a higher ending inventory balance and higher operating profit than the LIFO method. The following table presents an analysis of this adjustment:

	Increase /(Decrease)
(Dollars in thousands)	Year ended December 31,	Three months ended March 31,
	2014	2015
Adjustment from LIFO to FIFO	$(24)	$—

(4) Represents the adjustment to reflect the amortization resulting from the acquired identifiable intangible assets. The following table presents an analysis of this adjustment:

	Increase /(Decrease)
(Dollars in thousands)	Year ended December 31,	Three months ended March 31,
	2014	2015
Amortization of identifiable intangible assets acquired	$3,198	$800

Amortization of the identified backlog intangible asset has been excluded from the above adjustment due to the fact that it is non-recurring and does not have continuing impact to the Company’s statement of Operations.

(5) Represents the estimated increase in interest expense for the periods indicated incurred as part of the financing for the transactions, assuming the transactions had occurred as of January 1, 2014.

	Increase /(Decrease)
(Dollars in thousands)	Year ended December 31,	Three months ended March 31,
	2014	2015
Interest expense related to revolving credit facility	$931	$233
Pro forma interest expense of transaction debt	931	233
Less: historical interest expense RBI debt not acquired	(78)	(15)
Net adjustment to interest expense	$853	$218

A one-eighth percent change in interest rates of the transaction debt would have the following effect on pro forma interest expense:

	Increase /(Decrease)
(Dollars in thousands)	Year ended December 31,	Three months ended March 31,
	2014	2015
Total	$52	$13

(6) Reflects the tax effect of our pro forma adjustments at the statutory rate of the period to which the adjustments pertain.